CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8, No.33-39558), dated March 25, 1991, Registration Statement (Form S-8 No. 2-92975) dated September 17, 1984 and Registration Statement (Form S-3, No. 33-00074) dated September 25, 1985 of our report dated March 8, 1994 with respect to the consolidated financial statements and schedules of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended January 29, 1994.




                                                                   ERNST & YOUNG


Philadelphia, Pennsylvania
March  29,  1994